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                                                                 EXHIBIT 99.3


                                     VOXEL
                         (A development stage company)

                      Condensed Consolidated Balance Sheet
                       (In thousands, except share data)

                                                                            AUGUST 15,
                                                                              1996
                                                                           -----------
Assets                                                                     (UNAUDITED)
Currents assets:
    Cash and cash equivalents                                                $  8,226
    Short-term investments                                                        496
    Other current assets                                                           60
                                                                             --------
Total current assets                                                            8,782

Property and equipment:
    Furniture and equipment                                                     1,103
    Leasehold improvements                                                        224
                                                                             --------
                                                                                1,327
    Less accumulated depreciation and amortization                               (781)
                                                                             --------
                                                                                  546


Other assets (net of accumulated amortization of $70)                              18
                                                                             --------
Total assets                                                                 $  9,346
                                                                             ========
Liabilities and shareholders' equity
Current liabilities:
    Accounts payable and accrued expenses                                    $    671
    Current portion of lease obligation                                            63
                                                                             --------
Total current liabilities                                                         734
Long-term lease obligation                                                          7

Commitments

Shareholders' equity:
    Common stock, no par value:
        Authorized shares - 15,000,000;  Issued and outstanding
        shares -  7,999,198                                                    28,181
    Deficit accumulated during the development stage                          (19,546)
    Notes receivable from shareholders                                            (30)
                                                                             --------
Total shareholders' equity                                                      8,605
                                                                             --------
Total liabilities and shareholders' equity                                   $  9,346
                                                                             ========





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